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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 31, 1998


                                INNOVO GROUP INC.
               (Exact name of registrant as specified in charter)



          Delaware                      0-18926                 11-2928178
(State or other jurisdiction          (Commission             (IRS Employer
      of Incorporation)               File Number)          Identification No.)



27 North Main Street, Springfield, Tennessee                         37172
  (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:   (615) 384-0100




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ITEM 5.  OTHER EVENTS.

         On August 31, 1998, the Board of Directors of Innovo Group Inc. ("Registrant") approved a 1-for-10 reverse stock split of Registrant's common stock (Nasdaq SmallCap Market: INNO) effective September 11, 1998. Registrant's shareholders had previously authorized the Board of Directors to effect one or more reverse stock splits when and in such proportions as determined appropriate by the Board of Directors. The reverse split is intended to allow Registrant to satisfy the Nasdaq SmallCap Market listing requirement that traded shares maintain a minimum bid price of $1.00. Reference is made to the press release of Registrant, issued on September 1, 1998, with respect to this matter and which press release is incorporated in this Form 8-K by this reference. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

         Also on August 31, 1998, Registrant's Board of Directors approved a letter of intent with Furrow-Holrob Development II, LLC ("FHD") pursuant to which, among other things and subject to the negotiation of a definitive agreement and the satisfaction of certain conditions, FHD would purchase up to 9,000,000 pre-split shares of Registrant's common stock valued at $.20 per share payable in cash or through alternative property exchange arrangements. Resales of the purchased shares would be limited to 375,000 (pre-split) during any calendar month. FHD is owned by Samuel J. Furrow and Robert S. Talbott, who are Registrant directors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) The following Exhibits are filed with or incorporated by reference in this Report as indicated below:

         99.1     Press Release dated September 1, 1998.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INNOVO GROUP INC.
                                        (Registrant)



                                        By: /s/ L.E. Smith
                                            -----------------------------------
                                                L.E. Smith, Chairman and
                                                Chief Executive Officer

Date: September 11, 1998







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